Exhibit 10.1

DESCRIPTION OF DMITRI KAPSAMUN VERBAL AGREEMENT WITH ALLAZIO ENTERTAINMENT CORP.

Dmitri Kapsamun, the sole officer and director of Allazio Entertainment Corp. (the "Company") has verbally agreed to loan the Company funds necessary to complete the registration process on Form S-1. The loan is unsecured and does not bear interest nor have a maturity date or a repayment provision or other terms and conditions.


/s/ Dmitri Kapsamun
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Dmitri Kapsamun